UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 6, 2013

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

    As previously reported in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 4, 2013, on April 2, 2013, Spherix Incorporated (the "Company") entered into an Agreement and Plan of Merger with our wholly-owned subsidiary, Nuta Technology Corp., a Virginia Corporation ("Nuta Virginia"), North South Holdings, Inc., a Delaware corporation ("North South") and the shareholders of North South.

    The Company and North South intend to consummate the transaction promptly following approval by the Company's stockholders and satisfaction of the other conditions to closing of the merger, although such closing may be deferred for up to 12 months.

    Additional information is included in our Current Report on Form 8-K filed April 4, 2013 and will be contained in the Company's definitive consent solicitation statement to be filed with the SEC.

    North South has provided the Company with a copy of its Investor Presentation which relates to the business to be aquired by the Company in connection with the merger of the Company with North South.

    The North South presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

            The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	North South Holdings, Inc. Investor Relations Presentation dated August 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 7, 2013

SPHERIX INCORPORATED

By:	/s/ Harvey Kesner
Name: Harvey Kesner
Title: Interim Chief Executive Officer